CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated April 30, 1997, in this Registration Statement (Form N-1A No. 33-47346) of Dreyfus Massachusetts Intermediate Municipal Bond Fund.




                                          ERNST & YOUNG LLP

New York, New York
July 21, 1997